Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this statement on Schedule 13D dated December 30, 2010 with respect to the common stock of Hampton Roads Bankshares, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: December 30, 2010

CAPGEN CAPITAL GROUP VI LP

	By:	CAPGEN CAPITAL GROUP VI LLC,
its general partner

By:	/s/ Eugene A. Ludwig

Name:	Eugene A. Ludwig

Title:	Managing Member

CAPGEN CAPITAL GROUP VI LLC

By:	/s/ Eugene A. Ludwig

Name:	Eugene A. Ludwig

Title:	Managing Member

EUGENE A. LUDWIG

By:	/s/ Eugene A. Ludwig

Name:	Eugene A. Ludwig